Exhibit 99.1

SolarWinds Authorizes Share Repurchase Program
AUSTIN, Texas - July 29, 2013 - SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today announced that its Board of Directors has authorized a share repurchase program for up to $50 million of the company's common stock.

Share Repurchase
“This share repurchase reflects the confidence of our Management Team and Board of Directors in the long term growth strategy that we have laid out and are executing on for SolarWinds,” said Kevin Thompson, President and CEO of SolarWinds.
Repurchases under the program may be made on the open market or pursuant to an accelerated share repurchase plan from time to time at management's discretion in accordance with applicable federal securities laws. The company expects the repurchases will occur over the next 12 months although the exact timing of repurchases and number of shares of common stock to be purchased will depend upon market conditions and other factors. The company expects to fund the program using the company's cash on hand and cash generated from operations. The program may be extended, suspended or discontinued at any time without prior notice.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds' possible or assumed results of operations and expectations regarding the manner, timing and funding of the share repurchase program. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “believe,” “continue,” “expect,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the inability to generate significant volumes of sales leads from Internet search engines, marketing campaigns and traffic to our websites; (b) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (c) the inability to expand our sales operations effectively; (d) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (e) the inability to increase sales to existing customers and to attract new customers; (f) SolarWinds' ability to successfully identify, complete, and integrate acquisitions; (g) the timing and success of new product introductions and product upgrades by SolarWinds or its competitors; (h) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2012 and the Form 10-Q that SolarWinds anticipates filing on or before August 9, 2013. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
About SolarWinds
SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide from Fortune 500 enterprises to small businesses. In all of our market areas, our approach is consistent. We focus exclusively on IT Pros and strive to eliminate the complexity that they have been forced to accept from traditional enterprise software vendors. SolarWinds delivers on this commitment with unexpected simplicity through products that are easy to find, buy, use and maintain while providing the power to address any IT management problem on any scale. Our solutions are rooted in our deep connection to our user base, which interacts in our thwack® online community to solve problems, share technology and best practices, and directly participate in our product development process. Learn more today at http://www.solarwinds.com.
SolarWinds, SolarWinds & Design, and thwack are registered trademarks of SolarWinds. All other SolarWinds marks are the exclusive property of SolarWinds, may be pending registration with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. Any other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.
Copyright © 2013 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Dave Hafner Phone: 512.682.9867 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9545 pr@solarwinds.com